EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Gemstar-TV Guide International, Inc:

We consent to the incorporation by reference in the registration statements (No. 333-05304, 333-06886, 333-77391, 333-31074, 333-31170, 333-42720 and 333-96407) on Form S-8 of Gemstar-TV Guide International, Inc. of our report dated March 18, 2002, with respect to the consolidated balance sheets of Gemstar-TV Guide International, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2001, the nine-month period ended December 31, 2000 and the year ended March 31, 2000 and the related financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Gemstar-TV Guide International, Inc.

Our report refers to a change in accounting for business combinations and goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

Los Angeles, California
March 31, 2002